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                                                                   Exhibit 1



                              1,700,000 Shares

                           ALLEGIANT BANCORP, INC.

                                Common Stock

                           UNDERWRITING AGREEMENT
                           ----------------------

                                                              ________, 2003

Legg Mason Wood Walker, Incorporated
RBC Dain Rauscher Inc.
Stifel, Nicolaus & Company, Incorporated
Howe Barnes Investments, Inc.
c/o Legg Mason Wood Walker, Incorporated
100 Light Street, 31st Floor
Baltimore, MD  21203-1476

Dear Ladies and Gentlemen:

         Allegiant Bancorp, Inc., a Missouri corporation (the "Company"), proposes to sell to you as the underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,700,000 shares (the "Firm Stock") of the Company's common stock, $.01 par value per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 255,000 shares of Common Stock on the terms and for the purposes set forth in Section 2 hereof (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1. Company Representations and Warranties. The Company represents and
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warrants to each Underwriter as of the date of this Agreement and as of each of the First Delivery Date (as defined below), and the Second Delivery Date (as defined below, and together with the First Delivery Date, the "Delivery Dates") and agrees with each Underwriter that:

         (a) A Registration Statement (as defined below) on Form S-3 (File No. - 333-102843), with respect to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (as defined below) of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed by the Company with the Commission under the Act and (iii) has become effective under the Act. If any post-effective amendment to such Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has become effective under the Act. Copies of such Registration Statement as amended to date (including all forms of the Preliminary Prospectus (as defined below) heretofore delivered to you) have been delivered by the Company to you. The Commission has not issued any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Prospectus (as defined below), and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, threatened. The Company has complied in all material respects with all requests of



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the Commission for additional information to be included in the Registration
Statement or in any Preliminary Prospectus or Prospectus. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, became effective under the Act; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such Registration Statement, or amendments thereto, before the Effective Time and any Prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, including all exhibits and financial schedules thereto and any documents incorporated by reference therein, as amended at the Effective Time, including all information deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; and "Prospectus" means the form of prospectus relating to the Stock as first filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(b) ("Rule 424(b)") of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         (b) The Registration Statement contains, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will contain, in all material respects, all statements which are required by the Act and the Rules and Regulations. On the Effective Date and on each of the Delivery Dates, the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will, at the time of such delivery, be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents which are incorporated by reference in the Registration Statement or any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


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         (c) With respect to the Form 10-K for the fiscal year ended
December 31, 2002 (the "2002 10-K"), filed by the Company under the Exchange Act that is incorporated by reference into the Registration Statement, (i) the Company's Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the Company's disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the Chief Executive Officer and Chief Financial Officer by others within the Company and its subsidiaries within 90 days prior to its filing date, (ii) the conclusions of the Chief Executive Officer and Chief Financial Officer concerning the effectiveness of such disclosure controls and procedures are presented in the 2002 10-K, and (iii) the Company's Chief Executive Officer and Chief Financial Officer have disclosed in the 2002 10-K, as applicable, whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the Company's Chief Executive Officer and Chief Financial Officer's most recent evaluation, including any corrective actions, if any, taken by the Company with regard to significant deficiencies and material weaknesses.

         (d) Neither the Company nor any of its subsidiaries (as defined in Section 11) is, or with the giving of notice or lapse of time or both, will be, in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or to which any of them is bound, or in violation of any law, rule or regulation, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or any of their properties, the effect of which conflict, lien, default or violation would be material to the Company and its subsidiaries taken as a whole; and except as required by the Act, the Exchange Act, applicable state securities laws, the Nasdaq Stock Market, Inc. and the National Association of Securities Dealers, Inc., no consent, authorization or order of or filing or registration with, any court or governmental agency (including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and any state regulatory agency having jurisdiction over the Company or any of its subsidiaries) is required for the execution, delivery and performance of this Agreement by the Company. To the best knowledge of the Company, no other party under any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party is in material default thereunder except for such defaults as would not individually or in the aggregate result in a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as described therein, neither the Company nor its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business (other than loans made in the ordinary course of business), and there has not been any material change on a consolidated basis in the capital stock, or any increase in the short-term and long-term debt,


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or any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company or its subsidiaries (except for options granted under the Company's existing stock option plans) or any material adverse change in, or any adverse development which materially affects, the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         (f) Each of the Company and its subsidiaries holds good and marketable title to, or valid and enforceable leasehold interests in, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims which might materially interfere with the conduct of the business of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries own or have the right to use in accordance with the terms thereof all licenses, permits, consents, approvals or authorizations of and certificates from any public or governmental authority that are necessary for the ownership, maintenance and operation of the properties, assets and business operations of the Company and its subsidiaries taken as a whole, and that, if not obtained, could have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole. Except as described in the Prospectus, each of the foregoing is valid and in full force and effect and no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing which, in the aggregate, would have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

         (g) Ernst & Young, LLP, whose reports are incorporated by reference in the Prospectus, (i) are independent public accountants as required by the Act and the Rules and Regulations, (ii) have been engaged by the audit committee of the Company's board of directors (the "Audit Committee") to audit the financial statements included in the Company's Annual Report on Form 10-K incorporated in the Registration Statement by reference and the financial statements of the Company as of December 31, 2002 and for the year then-ended and to perform services on behalf of the Company in connection with the filing of the Registration Statement, and (iii) have not performed any activities for or on behalf of the Company or any of its subsidiaries that are prohibited under the Exchange Act or the Rules and Regulations or for which Audit Committee pre-approval is required under the Exchange Act or the Rules and Regulations but has not been obtained.

         (h) At the date or dates indicated in the Prospectus, (i) the Company had the duly authorized and outstanding capitalization set forth under the column labeled "Actual" under the caption "Capitalization," (ii) assuming the accuracy of the assumptions and adjustments set forth in the footnotes thereto, the column labeled "Pro Forma" under the caption "Capitalization" accurately reflects the adjustment to the authorized and outstanding capitalization of the Company upon the consummation of the sale by the Company of its wholly-owned subsidiary, Bank of Ste. Genevieve, and
(iii) assuming the accuracy of the assumptions and adjustments set forth in the footnotes thereto, the column labeled "Pro Forma As Adjusted" under the caption "Capitalization" accurately reflects the adjustment to the authorized and outstanding


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capitalization of the Company as of the issuance of the Firm Stock on the
First Delivery Date and assuming the consummation of the Bank of Ste. Genevieve disposition. The assumptions and adjustments set forth in the footnotes under the caption "Capitalization" have been made in good faith, and the Company has no reason to believe that any of the assumptions set forth in the footnotes under the caption "Capitalization" in the Prospectus will cause any of the amounts set forth under the caption "Capitalization" to be false or misleading in any material respect. All the authorized shares of Common Stock, including the Stock, have been duly authorized, and all the issued and outstanding shares of Common Stock are, and all the shares of the Stock, when issued, delivered and paid for in the manner described in the Prospectus on the First Delivery Date and the Second Delivery Date, if any, will be, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. None of the shares of the Stock to be sold by the Company when issued, sold and delivered in accordance with this Agreement will be subject to any lien, claim, encumbrance, preemptive rights or any other claim of any third party; and the Stock will conform to the description thereof contained in the Registration Statement under the caption "Description of Capital Stock." On the Effective Date, the First Delivery Date and Second Delivery Date, if any, there will be no options or warrants or other outstanding rights (contractual or otherwise) to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus or the grant of options after the date of the Prospectus under option plans of the Company. The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of the Company as of the Effective Date is, and immediately prior to the First Delivery Date and the Second Delivery Date, if any, will be complete and correct in all material respects. All previous offers and sales of the outstanding shares of capital stock of the Company were made in conformity with applicable federal, state or foreign securities laws (except where the failure to so conform would not, in the aggregate, have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole). The certificates representing the Stock are in proper legal form under, and conform in all material respects to the requirements of, Missouri corporate law.

         (i) The Company is legally permitted, pursuant to the terms of the Act, to offer and sell the Stock pursuant to the Registration Statement. The Common Stock (including the Stock) is registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Common Stock are included for quotation on the Nasdaq National Market. Neither the Company nor, to the best knowledge of the Company, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act. The Company has not received any notification from the Commission or the Nasdaq Stock Market, Inc. that either that agency or entity is contemplating terminating such registration or inclusion.

         (j) Each of the Company and its subsidiaries has been duly incorporated, and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure so to qualify would not have a material adverse effect on the business, franchises, assets, properties, condition


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(financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole) and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the outstanding shares of capital stock of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through wholly-owned subsidiaries, and except for the security interest held by U.S. Bank, as agent, pursuant to the terms of the Company's credit facility and the interest of First Banks, Inc. to purchase the shares of stock of Bank of Ste. Genevieve pursuant to the terms of that certain Agreement and Plan of Exchange dated September 17, 2002, free and clear of any lien, pledge or encumbrance. Allegiant Bank, Allegiant Capital Corporation, Allegiant Investment Counselors, Allegiant Investment Company, Allegiant Real Estate Investment Trust, Equality Commodity Corporation, Equality Mortgage Company, Allegiant Insurance Services Co., Bank of Ste. Genevieve, Kratky Road, Inc., Allegiant Capital Trust I, Allegiant Capital Trust II and Allegiant Community Development Corporation are the only direct or indirect subsidiaries of the Company. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of Allegiant Bank and the Bank of Ste. Genevieve has been duly organized and is validly existing as a Missouri state banking association and continues to do business as such and has full power and authority to conduct its business as such in each jurisdiction in which its banking business is conducted and as described in the Prospectus. Each of Allegiant Bank and the Bank of Ste. Genevieve is in good standing with the Division of Finance of the State of Missouri ("Division of Finance"). The deposit accounts of each of the Company's bank subsidiaries are insured up to the applicable limits by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for revocation or termination of such insurance is pending or, to the best knowledge of the Company, threatened.

         (k) Except as described in the Registration Statement and the Prospectus, there is no material litigation or governmental proceeding action or order pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected to result in any material adverse change in the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole, which might reasonably be expected to require the Company or any of its subsidiaries to make any material change in its method of conducting its business or which is required to be disclosed in the Registration Statement and the Prospectus.

         (l) The consolidated financial statements and accompanying notes of the Company and its subsidiaries incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied, except as set forth in the Registration Statement and the Prospectus, on a consistent basis throughout the periods involved except as specified therein. The financial information included in the Prospectus under the caption "Financial Summary" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Prospectus.

         (m) There is no contract or other document which is required by the

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the Act or by the Rules and Regulations to be described in the Registration
Statement, any Preliminary Prospectus or the Prospectus, to be filed as an exhibit to the Registration Statement, or to be incorporated by reference into the Prospectus which has not been described, filed or incorporated by reference as required.

         (n) There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Act or the execution by the Company of this Agreement, have the right (other than a right which has been waived or satisfied) to request or demand that the Company register under the Act securities held by them except as set forth in the Registration Statement and the Prospectus.

         (o) Neither the Company nor any of its affiliates has taken, within the 90-day period preceding the date of this Agreement, and the Company agrees that during the 90-day period following the date of this Agreement it will not take (and it will not permit its affiliates to take), directly or indirectly, any action which has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

         (p) The Company has all corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification or contribution hereunder may be limited by federal or state securities laws.

         (q) The conditions for use of Form S-3 with respect to the offering of the Stock, set forth in the General Instructions thereto, have been satisfied as of the date of the filing of the Registration Statement and each post-effective amendment to such Registration Statement.

         (r) The Company and its subsidiaries have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns which are required to be filed and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company or any of its subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         (s) Other than as contemplated by this Agreement and as disclosed in the Prospectus, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

         (t) Neither the Company nor any of its subsidiaries, or any other person

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associated with or acting on behalf of the Company or any of its subsidiaries, including, without limitation, any director, officer, agent, or employee of the Company or any of its subsidiaries has, directly or indirectly, while acting on behalf of such Company or subsidiary, (i) violated any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets that alone or together with other such violations would result in a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (iii) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other persons charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law; (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (v) violated any provision of the Sarbanes-Oxley Act of 2002; or (vi) made any other payment of funds of the Company or any of its subsidiaries or retained any funds which constitute a material violation of any law, rule or regulation or which was or is required to be disclosed in the Prospectus pursuant to the requirements of the Act or the applicable Rules and Regulations. The Company and its subsidiaries are in compliance with all provisions of Section 1 of Florida Statutes, Section 517.075, An Act Relating to Disclosure of Doing Business with Cuba.

         (u) The Company and its subsidiaries maintain insurance in such amounts to insure against such losses and risks as are adequate to protect in all material respects the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. All such insurance is outstanding and duly in force and with such exceptions as would not have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         (v) Neither the Company nor any of its subsidiaries has any funding liability, within the meaning of Section 412 of the Code, under any "pension plan," as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any of its subsidiaries has any pension plan with minimum funding requirements pursuant to Section 412 of the Code. The employee benefit plans, including employee welfare benefit plans, of the Company and each of its subsidiaries, if any (the "Employee Plans"), have been operated in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. No reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation. No prohibited transaction under
Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee. There are no pending or, to the best knowledge of the Company, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority or otherwise involving such Employee Plans or any of their respective fiduciaries


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(other than for routine claims for benefits). All Employee Plans that are group health plans have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code.

         (w) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent or has been threatened, which may reasonably be expected to result in a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole, or which is required to be disclosed in the Prospectus. None of the Company's or any of its subsidiaries' employees is covered by a collective bargaining agreement and, to the Company's best knowledge, no union organizing activity exists with respect to such employees.

         (x) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940 and the rules and regulations thereunder.

         (y) The Company and each of its subsidiaries maintains a system of internal controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements that fairly present the financial condition, results of operations and cash flows of the Company and its subsidiaries, are in conformity with generally accepted accounting principles and maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and no fraud, whether or not material, exists that involves management or other employees who have a significant role in the Company's internal controls.

         (z) To the Company's best knowledge, the Company and each of its subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on each of their businesses as currently conducted. Neither the Company nor any of its subsidiaries has received notice of violation of any Intellectual Property of any other person or entity, and, to the Company's best knowledge, neither the Company nor any of its subsidiaries has infringed any Intellectual Property of any other person or entity. The Company and its subsidiaries have taken all reasonable steps necessary to protect the Company's and its subsidiaries' interest in their trade secrets and confidential information, except for the failure to take all reasonable steps that would not have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company and its subsidiaries that are required to be described in the Prospectus and are not so described. The Company and its subsidiaries are


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not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not so set forth. No technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in material violation of any contractual obligation binding the Company or any of its subsidiaries or, to the Company's best knowledge, binding any of the Company's or its subsidiaries' officers, directors or employees nor, to the Company's best knowledge, does such use violate in any material respects the rights of any third parties. None of the Company or any of its subsidiaries have received any written or oral communications alleging that the Company or any subsidiary has violated, infringed or conflicted with, or, by conducting its business as currently conducted, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of the Intellectual Property owned by the Company or any of its subsidiaries.

2. Purchase of the Stock by the Underwriters. On the basis of the
   -----------------------------------------
representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Stock to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule I hereto.

         In addition, the Company grants to the Underwriters, solely for the purpose of covering over-allotments in the sale of the Firm Stock, an option to purchase all or any portion of the Option Stock exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of each Underwriter in the proportion that the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock to be purchased by the Underwriters pursuant to this Agreement, except that the respective purchase obligations of each Underwriter shall be adjusted so that no Underwriter shall be obligated to purchase Option Stock other than in full share amounts. The price of both the Firm Stock and the Option Stock to be paid by the Underwriters to the Company shall be $______ per share.

         The Underwriters are to make a public offering of the Firm Stock and such of the Option Stock as the Underwriters may determine on or as soon after the Effective Date as the Underwriters deem it advisable for the Underwriters so to do. The Stock is to be initially offered to the public at the public offering price set forth on the cover page of the Prospectus (such price being hereinafter called the "public offering price"). The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters, in their sole discretion, deem advisable. The Underwriters may enter into one or more agreements as the Underwriters, in their sole discretion deem advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering.

3. Default by the Underwriters. If, on the First Delivery Date or the Second
   ---------------------------
Delivery Date, as the case may be, any Underwriter defaults in the performance of its obligations under this Agreement and the total number of shares of the Firm Stock or Option Stock, as the case may be, which the defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 15% of the total number of shares of Firm Stock or Option Stock, as the case may be, which the Underwriters are obligated to purchase at such date, the remaining non-defaulting Underwriters shall be obligated, severally, to purchase the Firm Stock or the Option Stock, as the case may be, which the defaulting Underwriter agreed but failed to purchase on such date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto.

         If the aggregate number of shares of Firm Stock or Option Stock, as the case may be, with respect to which such default shall occur exceeds 15% of the total number of shares of Firm Stock or Option Stock, as the case may be, which the Underwriters are obligated to purchase at such date, the remaining non-defaulting Underwriters, or those other underwriters (notwithstanding anything contained herein to the contrary, any underwriter that is not a party hereto that purchases any of the Firm Stock or Option Stock shall be deemed to be an "Underwriter" pursuant to the terms of this Agreement) satisfactory to the non-defaulting Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Firm Stock or all the Option Stock, as the case may be, to be purchased under this Agreement on such date. If the remaining Underwriters or other underwriters satisfactory to the remaining Underwriters do not elect to purchase the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company (except that the Company will continue to be liable for the payment of expenses as set forth in Section 5(m) and the indemnity and contribution provisions contained in Section 6), unless the Company and the remaining non-defaulting Underwriters make an
------
election in writing within 24 hours after the First Delivery Date or the Second Delivery Date, as the case may be, to proceed with the offering contemplated by this Agreement notwithstanding such default. In the event that the Company and the remaining non-defaulting Underwriters so elect, each such remaining non-defaulting Underwriter shall continue to be obligated, upon the conditions set forth in this Agreement and subject to the provisions of the next paragraph, to purchase (severally and not jointly) the number of shares of Firm Stock and Option Stock, as the case may be, provided for by Section 2 hereof.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, or the Company and the remaining non-defaulting Underwriters elect to proceed with the offering contemplated hereby notwithstanding such default, either the remaining Underwriters or the Company may postpone the First Delivery Date or the Second Delivery Date, as the case may be, for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement, the Prospectus or in any other document or agreement, and to file promptly any necessary amendments or supplements to the Registration Statement or the Prospectus.

4. Delivery of Stock. Delivery of and payment for the Firm Stock shall be
   -----------------
made at the offices of Thompson Coburn LLP, One US Bank Plaza, St. Louis, Missouri 63101 at 10:00 a.m., St. Louis, Missouri time, on the third business day following the date of this Agreement (or, if the Registration Statement becomes effective after 4:30 p.m. (Eastern Time) on the date of this Agreement, the fourth business day) or at such later date as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver the certificates representing the Firm Stock to the Underwriters against payment to the Company by wire transfer of immediately available funds to a bank designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date. Notwithstanding any other provisions contained in this Agreement to the contrary, the First Delivery Date and the place of delivery of and payment for the Firm Stock may be varied by agreement between the Company and the Underwriters.

         At any time on or before the 30th day after the date on which this Agreement becomes effective, the option granted in Section 2 may be exercised in whole or in part by written notice being given by the Underwriters to the Company. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Stock are to be delivered (the "Second Delivery Date"); provided, however, that the Second Delivery Date shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the third business day (or, if the option is exercised on the same date the Registration Statement becomes effective, and the Registration Statement becomes effective after 4:30 p.m. (Eastern Time) on such day, the fourth business day) after the date on which the option shall have been exercised.

         Delivery of and payment for the Option Stock shall be made at the offices of Thompson Coburn LLP, One US Bank Plaza, St. Louis, Missouri 63101 at 10:00 a.m., St. Louis, Missouri time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver the certificates representing the Option Stock to the Underwriters against payment to the Company by wire transfer of immediately available funds to a bank designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date. Notwithstanding any other provision contained in this Agreement to the contrary, the Second Delivery Date and the place of delivery of and payment for the Option Stock may be varied by agreement between the Company and the Underwriters.

5. Covenants. The Company covenants and agrees with the Underwriters:
   ---------

         (a) To furnish promptly to each of the Underwriters and to counsel for the

Underwriters a signed copy of the Registration Statement as originally filed, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith and any document filed under the Exchange Act and deemed to be incorporated by reference into any Preliminary Prospectus or the Prospectus.

         (b) To deliver promptly to each of the Underwriters such number of conformed copies of the Registration Statement as originally filed and each amendment thereto (in each case excluding exhibits other than this Agreement), and of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus as the Underwriters may reasonably request.

         (c) To file promptly with the Commission the Prospectus pursuant to Rule 424(b)(l) of the Rules and Regulations (or, if consented to by the Underwriters, pursuant to Rule 424(b)(4)) any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus and file any document under the Exchange Act before the termination of the offering of the Stock by the Underwriters if such document would be deemed to be incorporated by reference into any Preliminary Prospectus or the Prospectus that may, in the reasonable judgment of the Company and the Underwriters, be required by the Act or requested by the Commission and approved by the Underwriters.

         (d) To cause the Stock to be listed for quotation on the Nasdaq National Market beginning on the date the Registration Statement becomes effective, and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (e) Prior to filing with the Commission any Preliminary Prospectus, any amendment to the Registration Statement, any supplement to the Prospectus, any Prospectus pursuant to Rule 424 of the Rules and Regulations, or any other document under the Exchange Act if such document would be deemed to be incorporated by reference into any Preliminary Prospectus or the Prospectus, to (i) furnish a copy thereof to the Underwriters and counsel for the Underwriters, (ii) obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably withheld, and (iii) promptly advise the Underwriters when any such amendment to the Registration Statement becomes effective.

         (f) To advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threat of any stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) of the happening of any event which, in the reasonable opinion of the Company, its counsel or the Underwriters or counsel to the Underwriters, makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which, in the reasonable opinion of the Company, its counsel or the Underwriters or counsel to the Underwriters, requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

         (g) The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the lifting of that order at the earliest possible time.

         (h) As soon as practicable after the Effective Date, but not later than the applicable required date of filing under the Exchange Act following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, to make generally available to its security holders and to deliver to the Underwriters an earning statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement.

         (i) For a period of five years from the Effective Date, to furnish to the Underwriters copies of all reports and financial statements furnished by the Company to the principal national securities exchange, automated quotation system or over-the-counter market upon which its Common Stock may be listed or traded pursuant to requirements of or agreements with such exchange or market or filed with the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

         (j) To apply the net proceeds of the sale of the Stock as set forth in the Prospectus.

         (k) To cause each officer and each director of the Company and Allegiant Bank to furnish to the Company, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A hereto (the "Lock-up Letters"), and to impose stop transfer instructions with the transfer agent for the Company in accordance with the Lock-up Letters.

         (l) Without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), not to sell or otherwise dispose of, or offer or contract to sell any shares of Common Stock or sell or grant any rights, options, warrants or securities convertible with respect to Common Stock within 180 days after the Effective Date except for
(i) the sale of the Stock to the Underwriters pursuant to this Agreement,
(ii) the grant or exercise of options pursuant to the Company's stock option plans as described in the Registration Statement and Prospectus, and (iii) the issuance by the Company of its securities in connection with a merger, acquisition or similar transaction.

         (m) To pay (i) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection;
(ii) the costs incident to the preparation, printing and filing under the Act, and mailing and delivery, of the Registration Statement and any amendments and exhibits thereto, including fees payable to the Commission;
(iii) the costs of printing and distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary

Prospectus, the Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement and the costs of printing and distributing this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Agreements Among Underwriters and Selected Dealer Agreements; (iv) the costs of the listing or qualification of the Stock on the Nasdaq National Market and related filing fees with the National Association of Securities Dealers, Inc. (including fees and disbursements of counsel to the Underwriters); (v) the expenses associated with the issuance, transfer and delivery of the Stock including issue and transfer taxes, if any; (vi) the travel expenses of the Company in connection with informational meetings and presentations for the brokerage community and institutional investors; (vii) the costs associated with settlement in same day funds, if desired by the Company; (viii) registrar and transfer agent costs and fees; (ix) the fees and expenses, if any, of qualifying the Stock under the securities laws of the states or other jurisdictions where the Stock is to be offered or sold (including the costs of preparing, printing and mailing the "Blue Sky" surveys and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith, not to exceed $5,000); (x) the fees and expenses, if any, in connection with the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Stock (including the reasonable fees and disbursements of counsel to the Underwriters in connection therewith); (xi) the costs of printing certificates for the Stock; (xii) the reasonable costs of advertising the offering, including the placement of "tombstone" advertisements; and (xiii) all other costs and expenses incident to the performance of the Company's obligations under this Agreement. It is understood, however, that, except as provided in this Section and in Section 6 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel. If the sale of the Stock provided for herein is not consummated (x) by reason of acts of the Company, or the Underwriters with cause, pursuant to Section 7(a) hereof which prevent this Agreement from becoming effective, (y) by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed pursuant to this Agreement or (z) for any other reason, including the nonfulfillment of any condition of the Underwriters' obligations set forth in Section 7(b) or Section 8 of this Agreement (unless such failure to perform such agreement or fulfill such condition is due to the default without cause of any Underwriter or its counsel), then the Company shall reimburse the several Underwriters for all reasonable, accountable out-of-pocket expenses (including reasonable fees and expenses of their counsel) incurred by them in connection with this Agreement and the proposed purchase of the Stock.

         (n) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided, however, the Company will not be required to submit to general service of process in any such jurisdiction. During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue any such qualifications in effect for so long as the Underwriters may reasonably request for distribution of the Stock.

         (o) To use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to, at or after the First Delivery Date, and to satisfy all conditions precedent to the delivery of the Stock.

6. Indemnification and Contribution.
   --------------------------------

         (a) The Company shall indemnify and hold harmless each Underwriter, each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Underwriter (each such person, a "Control Person"), and the respective partners, directors, officers, employees and agents of any Underwriter or Control Person from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any breach of the Company's representations and warranties made in this Agreement or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or in any blue sky application or other document filed in any state or other jurisdiction in order to qualify any or all of the Stock under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such Control Person and their respective partners, directors, officers, employees and agents, as applicable, for any legal and other expenses of one firm of legal counsel reasonably incurred by such person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper in which case the person receiving them shall promptly refund them; provided, that the Company shall
                                           --------
not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein; and provided further, that,
                                                    -------- -------
as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any Control Person on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with Section 5(b), 5(c) or 5(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or any Control Person of that Underwriter.

         (b) Each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and any person who controls the Company within the meaning of the Act ("Company Control Person"), from and against any loss, claim, damage or liability, or any action in respect thereof to which the Company or any such director, officer or Company Control Person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or in any Blue Sky Application, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses of one firm of legal counsel reasonably incurred by the Company or any such director, officer or Company Control Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, or any of its directors, officers or Company Control Persons.

         (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Underwriters shall have the right to employ separate counsel to represent those Underwriters and their respective Control Persons and other indemnified persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters or such indemnified persons against the Company under this Section 6 if, in the reasonable judgment of the Underwriters, it is advisable for those Underwriters, Control Persons and other indemnified persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. It is understood, however, that the Company shall not, in connection with any one such claim or action (or separate but substantially similar or related claims or actions in the same jurisdiction) arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one such separate firm of attorneys for all such Underwriters and their respective Control Persons and other indemnified persons. Such firm shall be designated in writing by the Underwriters. An indemnifying party shall not be obligated to reimburse an indemnified party hereunder for any amount paid to effect settlement of any action or claim unless such settlement shall have been consented to in writing by the indemnifying party, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds that amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to so notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have otherwise than under this Section.

         (e) The indemnity and contribution agreements contained in this Paragraph and the representations, warranties and agreements of the Company in Sections 1 and 5 shall survive the delivery of the Stock and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

7. Effective Date and Termination.
   ------------------------------

         (a) This Agreement shall become effective at 10:00 A.M., New York City, New York time, on the first full business day following the date on which this Agreement is executed, or at such earlier time after the Registration Statement becomes effective as the Underwriters shall release the Firm Stock for public offering. Until this Agreement is effective, it may be terminated by the Company by notice to the Underwriters or by the Underwriters by notice to the Company. For purposes of this Agreement, the release of the public offering of the Firm Stock shall be deemed to have been made when the Underwriters make, by telegram or otherwise, firm offers of the Firm Stock to securities dealers or release for publication a newspaper advertisement relating to the Firm Stock, whichever occurs first.

         (b) The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Stock, if prior to that time (i) there has been a material adverse change in the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or the over-the-counter market shall have been suspended, or trading in the Common Stock is suspended for two consecutive hours or more, or minimum prices shall have been established on either of such exchanges or such market,
(iii) a general banking moratorium shall have been declared by federal or Missouri state authorities, (iv) the United States becomes engaged in hostilities or there is a significant escalation of existing hostilities involving the United States or there is a declaration of a national emergency or war by the United States, (v) there shall have occurred any material adverse change in the general economic, political or financial conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities, or any other substantial national or international calamity or emergency and, in the judgment of the Underwriters, the effect of any such adverse change, calamity or emergency makes it impractical or inadvisable to proceed with the payment for and delivery of the Stock, (vi) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Underwriters materially and adversely affects or will materially and adversely affect the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole; (vii) the Company shall have failed, refused or been unable, at or prior to the First Delivery Date or the Second Delivery Date, to perform any agreement on its part to be performed hereunder, or (viii) any other condition of the obligation of the Underwriters hereunder is not fulfilled.

         (c) Any termination of this Agreement pursuant to this Section 7 shall be without liability of any party to any other party, except as provided in Sections 5(m) and 6 hereof.

8. Additional Terms and Conditions. The respective obligations of the
   -------------------------------
Underwriters hereunder are subject to the accuracy, when made and on the First Delivery Date and the Second Delivery Date, if any, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(c) of this Agreement; at or before the First Delivery Date and the Second Delivery Date, if any, no stop order suspending effectiveness of the Registration Statement shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, counsel to the Underwriters; and the Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus without the consent of the Underwriters.

         (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the First Delivery Date or the Second Delivery Date, if any, that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock and the form of the Registration Statement and the Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) Thompson Coburn LLP, counsel for the Company, shall have furnished to the Underwriters their opinion addressed to the Underwriters (and stating that it may be relied upon by the Underwriters) and dated the First Delivery Date and the Second Delivery Date, if any, as counsel to the Company, and containing the opinions set forth in EXHIBIT B attached to this
                                                  ---------
Agreement. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon officers of the Company and its subsidiaries and certificates of public officials, provided that such counsel shall state their belief that they and the Company are justified in relying thereon.

         (e) The Company shall have furnished to the Underwriters on each of the First Delivery Date and the Second Delivery Date, if any, a certificate, dated such delivery date, of its Chief Executive Officer and its Chief Financial Officer stating that:

                  (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such delivery date; the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied at or prior to such delivery date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's best knowledge, threatened; and

                  (iii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on such delivery date, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) does not include any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in the Prospectus or a supplement thereto or amendment thereof which has not been set forth in such a supplement or amendment and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

         (f) The Company shall have furnished to the Underwriters on each of the First Delivery Date and the Second Delivery Date, if any, a letter of Ernst & Young, LLP, addressed to the Underwriters and dated such delivery date, confirming that they are independent public accountants within the meaning of the Act, have not performed any activities for or on behalf of the Company or any of its subsidiaries that are prohibited under the Exchange Act or the Rules and Regulations or for which Audit Committee pre-approval is required under the Exchange Act and the Rules and Regulations but was not so obtained and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter.

         (g) The Underwriters shall have received from Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, counsel for the Underwriters, an opinion dated the First Delivery Date and the Second Delivery Date, if any, relating to such matters as may be agreed upon by the Underwriters and Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC., counsel for the
Underwriters.

         (h) Since the Effective Date, neither the Company nor any of its subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which has a material adverse effect on the business, franchise, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, prospects, business, key personnel, capitalization, financial position or net worth of the Company and its subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the judgment of the Underwriters, shall render it inadvisable to proceed with the delivery of the Stock.

         (i) The Lock-up Letters described in Section 5(k) shall be in full force and effect.

         (j) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, counsel for the Underwriters.

9. Notice. The Company shall be entitled to act and rely upon any request,
   ------
consent, notice or agreement given or made by Legg Mason Wood Walker, Incorporated on behalf of the Underwriters. Any notice to the Underwriters shall be sufficient if given in writing or by telefax or telecopy addressed to (a) Legg Mason Wood Walker, Incorporated, 100 Light Street, 31st Floor, Baltimore, Maryland 21203, Attention: Mark C. Micklem (telecopy no. 202-454-5299), any notice to the Company shall be sufficient if given in writing or by telefax or telecopy addressed to the Company at 10401 Clayton Road, St. Louis, Missouri 63131, Attention: Shaun R. Hayes (telecopy no. 314-727-3494), with a copy to Thompson Coburn LLP, One U.S. Bank Plaza, Suite 3400 St. Louis, Missouri, 63101, Attention: Thomas A. Litz, Esq. (telecopy no. 314-552-7000).

10. Parties. This Agreement shall inure to the benefit of and be binding
    -------
upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of any Control Person and (b) the indemnity agreement of the Underwriters contained in Section 6 of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11. Definition of "Business Day" and "Subsidiary". For purposes of this
    ---------------------------------------------
Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

12. Governing Law. This Agreement shall be governed by and construed in
    -------------
accordance with the laws of the State of Maryland, without giving effect to the choice of law or conflicts of laws principles thereof.

13. Counterparts. This Agreement may be signed in one or more counterparts,
    ------------
each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

14. Information Furnished by Underwriters. The Company hereby acknowledges
    -------------------------------------
for all purposes under this Agreement that the statements set forth under the caption "Underwriting" in the Prospectus, other than the eighth paragraph describing the Company's expenses in connection with the offering and sale of the Stock and the second and third to last paragraphs describing the stabilization and passive market making activities of the Underwriters therein constitute the only information furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or Prospectus.

                         [SIGNATURE PAGE TO FOLLOW]

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                  Very truly yours,

                                  Allegiant Bancorp, Inc.



                                  By:
                                     ------------------------------------------
                                       Shaun R. Hayes, Chief Executive Officer


Confirmed and accepted as of
the date first above mentioned:

Legg Mason Wood Walker, Incorporated

For itself and as the representative of the several Underwriters named on Schedule I hereto:


By:
   ------------------------------------------
   Mark C. Micklem
   Managing Director

                                 SCHEDULE I




                                                                                  Number of
                        Underwriters                                               Shares
                        ------------                                              ---------
Legg Mason Wood Walker, Incorporated

RBC Dain Rauscher Inc.

Stifel, Nicolaus & Company, Incorporated

Howe Barnes Investments, Inc.
                                                                                  ---------

Total                                                                             1,700,000
                                                                                  ---------

                                  EXHIBIT A
                                  ---------

                          FORM OF LOCK-UP AGREEMENT

                       AGREEMENT REGARDING THE SALE OF
                     ALLEGIANT BANCORP, INC. SECURITIES

                              __________, 2003

         Reference is made to the registration statement on Form S-3 of Allegiant Bancorp, Inc. (the "Company") (as the same may hereafter be amended, the "Registration Statement") pursuant to which shares of common stock of the Company, $.01 par value per share (the "Common Stock"), are being registered under the Securities Act of 1933, as amended (the "Act"), for public sale through Legg Mason Wood Walker, Incorporated, RBC Dain Rauscher Inc., Stifel, Nicolaus & Company, Incorporated and Howe Barnes Investments, Inc., (the "Underwriters").

         The undersigned hereby agrees that the undersigned will not, directly or indirectly, sell or otherwise dispose of, or offer or contract to sell any shares of Common Stock or any securities convertible into, or exercisable for, shares of the Common Stock, owned of record or beneficially by the undersigned on the date hereof or on the effective date of the Registration Statement (the "Effective Date") for 180 days after the Effective Date (the "Lock-up Period") except (x) for the surrender of shares of Common Stock to the Company as consideration paid to exercise any or all of such person's options to purchase shares of Common Stock granted by the Company, (y) for sales made at the direction of the plan fiduciary of such person's individual retirement account solely in order to fund cash distributions from such account, or (z) with the prior written consent of the Underwriters (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, nothing contained in the preceding sentence shall be deemed to prevent the undersigned from exercising his/her options to purchase Common Stock (provided that he/she may not directly or indirectly sell or otherwise dispose of, or offer or contract to sell, any shares of Common Stock so purchased except as explicitly provided in (x),
(y) or (z) of the immediately preceding sentence). The undersigned acknowledges that the Company at the request of the Underwriters may instruct the transfer agent of the Company to place stop transfer instructions against shares of the Common Stock so owned by the undersigned during such Lock-up Period, which will require the transfer agent to notify the Company and obtain the Company's approval prior to any transfer of record during the Lock-up Period.

         The undersigned represents and acknowledges that this Agreement is being executed in order to induce the Underwriters to enter into an underwriting agreement with respect to the Company's public offering, and that the Underwriters will not enter into an underwriting agreement in the absence of this Agreement.

                                 ---------------------------------
                                 (Signature)

                                 ---------------------------------
                                 (Print Name)

                                  EXHIBIT B
                                  ---------

        LEGAL OPINION OF THOMPSON COBURN LLP, COUNSEL TO THE COMPANY

         1. The Company has been duly organized and is a validly existing corporation in good standing under the laws of Missouri. Each of the Subsidiaries has been duly organized and is validly existing as a bank or other entity in good standing under the laws under which it was organized. Each of the Company and the Subsidiaries has all necessary power and authority, corporate or otherwise, to own, lease and operate their respective properties and assets and to conduct their respective businesses as described in the Registration Statement and the Prospectus, and each is duly qualified to do business as a foreign corporation or other applicable form of business organization and is in good standing in each jurisdiction in which its ownership or lease of real property or the conduct of its business makes such qualification necessary, except when the failure to so qualify would not have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         2. Allegiant Bank, Allegiant Capital Corporation, Allegiant Investment Counselors, Allegiant Investment Company, Allegiant Real Estate Investment Trust, Equality Commodity Corporation, Equality Mortgage Company, Allegiant Insurance Services Co., Bank of Ste. Genevieve, Kratky Road, Inc., Allegiant Capital Trust I, Allegiant Capital Trust II and Allegiant Community Development Corporation are the only subsidiaries of the Company and, except as may be disclosed in the Registration Statement and the Prospectus, all outstanding shares of capital stock of Allegiant Bank, Allegiant Investment Company, Allegiant Real Estate Investment Trust, Equality Mortgage Company, Allegiant Insurance Services Co., Bank of Ste. Genevieve, Kratky Road, Inc., Allegiant Capital Trust I, Allegiant Capital Trust II and Allegiant Community Development Corporation are owned, directly or indirectly, by the Company, and except for the security interest held by U.S. Bank pursuant to the terms of the Company's credit facility and the interest of First Banks, Inc. to purchase the shares of stock of Bank of Ste. Genevieve pursuant to the terms of that certain Agreement and Plan of Exchange dated September 17, 2002, free and clear of any lien, pledge and encumbrance or any claim of any third party and are duly authorized, validly issued, fully paid and non-assessable; provided, however, that certain trust preferred securities of Allegiant Capital Trust I and Allegiant Capital Trust II are publicly held.

         3. The Company has all necessary power and authority, corporate or otherwise, to enter into and perform the Underwriting Agreement, dated as of _______________, 2003 (the "Agreement") and to effect the transactions contemplated thereby. The Company's performance of its obligations under the Agreement have been duly authorized by all necessary corporate action. The Agreement has been duly executed and delivered by and on behalf of the Company and, assuming due authorization, execution and delivery of such Agreement by the other parties thereto, constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights generally and by general equity principles and limitations under the federal and state securities laws as to the enforceability of indemnification provisions. No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or, to the best of our knowledge and information, after due inquiry, third party, is necessary in connection with the execution and delivery of the Agreement and the consummation of the transactions contemplated therein or as contemplated by the Prospectus (other than as may be required by the National Association of Securities Dealers, Inc. or as required by state securities or blue sky laws, as to which we express no opinion) except such as have been obtained or made [specifying the same].

         4. The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" under the column titled "Actual." Based solely upon a certificate received from the Company's transfer agent, the issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" under the column titled "Actual." All of the shares of outstanding capital stock of the Company have been duly authorized and validly issued, are non-assessable and were not issued in violation of any preemptive rights pursuant to applicable law or, to the best of our knowledge, other rights to subscribe for or purchase securities. The shares of outstanding capital stock of the Company indicated on Schedule I hereto and, based solely upon a certificate received from the Company, all other outstanding shares of capital stock of the Company are fully paid. Except as set forth in the Registration Statement and the Prospectus and except for stock options that we are aware have been granted to employees and directors of the Company and the Subsidiaries (which have been described in the Registration Statement to the extent required by the 1933 Act or the 1934 Act), to the best of our knowledge, no options, warrants or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding, and, with the exception of the acquisition of Common Stock of Bank of Ste. Genevieve pursuant to the terms of the Agreement and Plan of Exchange dated September 17, 2002 between the Company and First Banks, Inc. there are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction upon the voting or transfer of, any shares of Common Stock, including without limitation, the Stock, pursuant to the Company's corporate charter or bylaws or agreement or other investment known to such counsel.

         5. The Stock has been duly authorized; upon payment for the Stock pursuant to the terms of this Agreement, the Stock will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

         6. To the best of our knowledge, after due inquiry, neither the filing of the Registration Statement or any amendment thereto nor the offer and sale of the Stock to the Underwriters as contemplated by the Agreement gives rise to any rights, nor do any rights exist, for or relating to the registration under the 1933 Act of any securities of the Company.

         7. The Registration Statement has become effective under the 1933 Act, the Prospectus has been filed as required by the Agreement, if necessary, and to the best of our knowledge: (a) after telephonic inquiry of the Commission on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued; and (b) no proceedings for that purpose are pending or have been initiated or threatened by the Commission. The Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act, the Rules and Regulations, and the Exchange Act.

         8. The descriptions in or incorporated into the Registration Statement and Prospectus of contracts, instruments and other documents filed as exhibits to the Registration Statement, and the description of legal and governmental proceedings, are accurate in all material respects, and we do not know of any action, suit, proceeding, inquiry or investigation before or brought by any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Federal Reserve Board, the Division of Finance of the State of Missouri or the FDIC (each, a "Governmental Entity") required to be described in the Prospectus that is not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

         9. Neither the filing of the Registration Statement, any amendment, nor the execution and performance of the Agreement, nor the consummation of the transactions contemplated therein, will contravene any of the provisions of, or result in a default under (nor, to the best of our knowledge, has any event occurred which with notice or lapse of time, or both, would constitute a breach or default under), any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, permit, license, franchise agreement, debenture, deed of trust or other agreement or instrument known to us to which the Company is a party or by which its property is bound (except for such contravention or default which would not have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole), or violate any of the provisions of the Articles of Incorporation, as amended, or by-laws of the Company, as currently in effect, or violate any statute, judgment, decree, order, rule or regulation known to us.

         10. Neither the Company nor any subsidiary of the Company is an "investment company" or an entity controlled by an "investment company" within the meaning of such terms under the Investment Company Act of 1940 and the rules and regulations thereunder.

         11. The statements in the Prospectus under the caption "Description of Capital Stock," insofar as such statements constitute matters of law applicable to the Company or summaries of documents, fairly present the information required to be included therein in all material respects. The Stock conforms as to legal matters in all material respects to the statements concerning the common stock of the Company contained in the Prospectus under the caption "Description of Capital Stock."

         12. The Company satisfied, on the date of initial filing of the Registration Statement and on the date of filing of any post-effective amendment filed on or before the date hereof and any registration statement pursuant to Rule 462 under the 1993 Act filed on or before the date hereof, the eligibility requirements to use Form S-3 to register offerings and sales of its securities, and the Company's offer to sell and its sale of the Stock pursuant to the Registration Statement is in compliance with the registration provisions of the 1933 Act.

         In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specifically set forth above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality upon the statements of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement or any amendment (including any post-effective amendment) thereto at the time such Registration Statement or amendment became effective, and as of the Date contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus or any amendment or supplement thereto as of their respective dates and as of the First Delivery and Second Delivery Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no views with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus.